===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           OYO GEOSPACE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              [OYO Geospace Logo]

                               January 25, 2002

Dear Fellow Stockholder:

   I am pleased to invite you to attend OYO Geospace Corporation's 2002 Annual Stockholders' Meeting. We will hold the meeting at 9:00 a.m. on Wednesday, the 27th of February 2002, in the Searls Room at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas.

   Following this letter you will find the formal Notice of Meeting and a proxy statement, which describes the action to be taken at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2001 Annual Report. We encourage you to read these materials.

   Your vote is important. Please complete and mail your proxy card promptly, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

   The board of directors recommends that you vote FOR the election of directors as described in the attached proxy statement.

   Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.

                                          Very truly yours,

                                          /s/ Gary D. Owens
                                          Gary D. Owens
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           OYO Geospace Corporation
                        12750 South Kirkwood, Suite 200
                             Stafford, Texas 77477

                               January 25, 2002

     Notice of Annual Meeting of Stockholders to Be Held February 27, 2002

   The Annual Meeting of the Stockholders of OYO Geospace Corporation will be held at 9:00 a.m. on Wednesday, the 27th of February 2002, in the Searls Room at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas, to elect two directors, each to hold office until the 2005 Annual Meeting of Stockholders or until his successor is duly elected and qualified and to transact such other business as may properly come before the meeting or any adjournment thereof.

   The holders of record of OYO Geospace Corporation common stock at the close of business on December 27, 2001 will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ Charles H. Still
                                          Charles H. Still
                                          Secretary

                            YOUR VOTE IS IMPORTANT

   Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy card promptly. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

                           OYO Geospace Corporation

                                Proxy Statement

                               January 25, 2001

   The board of directors of OYO Geospace Corporation is soliciting proxies from its stockholders for the annual meeting of stockholders to be held at 9:00 a.m. on Wednesday, the 27th of February 2002, in the Searls Room at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas, or any adjournment thereof.

   You are entitled to vote at that meeting if you were a holder of record of OYO Geospace Corporation common stock at the close of business on December 27, 2001. On January 25, 2002, we began mailing to stockholders entitled to vote at the meeting a proxy card, this proxy statement and our 2001 Annual Report. On December 27, 2001 there were 5,538,380 shares of OYO Geospace Corporation common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

   Your proxy card will appoint Dr. Thomas L. Davis and Charles H. Still as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement.

   Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting, to: Computershare Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

   The enclosed form of proxy provides a means for you to vote for the director nominees listed in this proxy statement or to withhold authority to vote for such nominees.

   The board of directors expects the nominees named in this proxy statement to be available for election. If any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for nominees. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters are properly brought before the meeting, the proxy holders may vote your shares in their discretion if you return a signed, dated proxy card.

   No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. The two nominees who receive the most votes will be elected to the two open directorships even if they receive less than a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determining a quorum, but they are not counted as votes for or against any director and will not affect the outcome of the election of directors.

   Representatives of Computershare Investors Services, the transfer agent and registrar for the common stock, will act as the inspectors of election at the meeting.

                        PROPOSAL: ELECTION OF DIRECTORS

   At the meeting, the stockholders will elect two directors. The board of directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-years terms, with the term of one class expiring at each annual meeting of stockholders.

   The directors in Class I, whose terms expire at the meeting, are Thomas L. Davis, Ph.D. and Ernest M. Hall, Jr. Dr. Davis and Mr. Hall are nominees to serve in Class I for another term expiring at the 2005 Annual Meeting of Stockholders. The directors in Class II are serving terms that expire at the 2003 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2004 Annual Meeting of Stockholders.

   Information regarding the director nominees and directors whose terms will continue following the meeting follows.

Nominees for Election for Class
I
(Terms Expiring at the 2005                                            Director
Annual Meeting of Stockholders)  Age             Position               Since
  Thomas L. Davis,               54                                      1997
   Ph.D.(a)(b).................      Director
  Ernest M. Hall, Jr...........  76  Director                            1994

Class II Directors
(Terms Expiring at the 2003
Annual Meeting of Stockholders)
  Katsuhiko Kobayashi(a).......  56  Director                            1995
  Michael J. Sheen.............  53  Senior Vice President and           1997
                                     Chief Technical Officer, Director
  Charles H. Still(a)(b).......  59  Director                            1997

Class III Directors
(Terms Expiring at the 2004
Annual Meeting of Stockholders)
  Satoru Ohya..................  69  Director                            1994
  Gary D. Owens................  54  Chairman of the Board, President    1997
                                     and Chief Executive Officer

--------
(a) Member of the Audit Committee.
(b) Member of the Compensation Committee.

Background of Nominees and Continuing Directors

   Thomas L. Davis, Ph.D. became a director in connection with our initial public offering in November 1997. Dr. Davis is a Professor of Geophysics at the Colorado School of Mines, where he has worked since 1980. He has also been a coordinator of the Reservoir Characterization Project, an industry consortium of the Colorado School of Mines, since it was founded in 1985, with the objective of characterizing reservoirs through development and application of 3-D and time lapse 3-D multicomponent seismology. Dr. Davis consults and lectures worldwide and has written and co-edited numerous papers and other works in the field of seismic interpretation.

   Ernest M. Hall, Jr. has been a director since the company's formation in September 1994. From then until his retirement in July 1997, Mr. Hall served as the President and Chief Executive Officer. He served as President of OYO Corporation U.S.A. ("OYO U.S.A."), the holder of a majority of the company's common stock, from 1985 until 1995 and was re-elected to that position effective October 1, 1997. From 1980 to 1985, Mr. Hall served as a consultant to OYO U.S.A.

   Katsuhiko Kobayashi joined OYO Corporation, the sole shareholder of OYO U.S.A., in 1995, he was a Managing Director from March 1999 until March 2000, and has been a Senior Executive Officer since March 2000 and a director since March 2001. From 1967 to 1995 he was employed by Sanwa Bank primarily in its international banking area, where he last held the position of general manager of the International Credit Administration Department from 1993 to 1995. He is also a director of TrueTime, Inc. (Nasdaq:TRUE), an affiliate of OYO U.S.A.

   Michael J. Sheen joined the company as Senior Vice President and Chief Technical Officer in August 1997 and became a director in connection with our initial public offering in November 1997. Mr. Sheen had been a Senior Vice President and Chief Technical Officer of Input/Output, Inc. ("I/O") since 1991 and had held other positions at I/O since 1977.

   Charles H. Still became a director in connection with our initial public offering in November 1997. He has been Secretary since the company's formation in September 1994 and Secretary of various affiliates and predecessors of the company since 1980. He has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1975. He is also a director of TrueTime, Inc.

   Satoru Ohya, who is a geologist by education at Tokyo University, was Chairman of the Board from the company's formation in September 1994 until Mr. Owens' election to that position September 1997, and he has continued as a director. He has been President of OYO Corporation since 1993 and Chairman of OYO Corporation since March 2001. For approximately 40 years, Mr. Ohya has been an employee or officer of OYO Corporation and of various of its affiliates, including serving as Chief Executive Officer of the company's predecessors from 1983 to 1994. He is also a director of TrueTime, Inc.

   Gary D. Owens joined the company as President and Chief Executive Officer in August 1997 and became Chairman of the Board in September 1997. From October 1993 until May of 1997, Mr. Owens was the President and Chief Executive Officer of I/O. Mr. Owens had held other positions at I/O since 1977.

Committees of the Board of Directors and Meeting Attendance

   The board of directors has an audit committee and compensation committee. The board of directors has not established a nominating committee.

   The audit committee is charged with recommending to the entire board the engagement and discharge of independent auditors of the financial statements of the company, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees and reviewing the adequacy of the company's system of internal accounting controls. The audit committee met four times during the fiscal year ended September 30, 2001. The audit committee's report appears below.

   The compensation committee is charged with recommending to the entire board the compensation to be paid to officers and key employees of the company and the compensation of members of the board of directors. The compensation committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The compensation committee met four times during the fiscal year ended September 30, 2001. The compensation committee's report on executive compensation for fiscal 2001 appears on pages 8 and 9 of this proxy statement.

   The board of directors met four times during the fiscal year ended September 30, 2001. Each director attended, in person or by telephone, at least 75% of the meetings held by the board of directors and by the committees on which the director served.

Audit Committee Report

   We have reviewed and discussed the company's audited financial statements for the year ended September 30, 2001 with management and have discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for the company, the matters required to be discussed by

SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the company's most recent financial statements. Based on this review and these discussions, we recommended to the board of directors that these audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

   Thomas L. Davis, Ph.D., Katsuhiko Kobayashi and Charles H. Still are the members of the audit committee. Dr. Davis and Mr. Still are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. Mr. Kobayashi is not independent as defined in that rule solely because he is an executive officer of OYO U.S.A. The board of directors has, nonetheless, determined that Mr. Kobayashi's membership on the audit committee is required by the best interests of the company and its stockholders. The board determined that Mr. Kobayashi's relationship with the company's majority stockholder does not in any way impair his independence from the company's management. To the contrary, Mr. Kobayashi provides substantial, direct stockholder representation on the audit committee. Furthermore, Mr. Kobayashi's extensive experience as a senior financial officer and his level of financial sophistication are invaluable to the audit committee in performing its function.

   The board of directors has adopted a written charter for the audit committee.

   The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

                                          Dr. Thomas L. Davis, Ph.D.
                                          Mr. Katsuhiko Kobayashi
                                          Mr. Charles H. Still

Compensation of Directors

   Non-employee directors are compensated for their services at a rate of $25,000 per year, of which one-half is payable in shares of common stock based on the fair market value thereof at the date of issuance pursuant to the company's 1997 Non-Employee Director Stock Plan. Also pursuant to that plan, each non-employee director serving on the board of directors following each annual meeting of stockholders receives a grant of options to acquire 3,150 shares of common stock at the fair market value on the date of that grant. Messrs. Hall, Kobayashi and Ohya have not accepted this annual stipend or any stock options to date. All non-employee directors are reimbursed for ordinary and necessary expenses incurred in attending board or committee meetings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The beneficial ownership as of December 27, 2001, of shares of the company's common stock of each director and executive officer, each person known to the company to beneficially own more than 5% of outstanding common stock and all directors and executive officers as a group, along with the percentage of outstanding common stock that such ownership represents, follows. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

      Beneficial Owner                                     Shares   Percentage
      ----------------                                    --------- ----------
      OYO Corporation (1)................................ 2,850,000    51.7%
      OYO Corporation U.S.A. (1)......................... 2,850,000    51.7
      Gary D. Owens (2)..................................   260,000     4.7
      Michael J. Sheen (2)...............................    70,000     1.3
      Thomas L. Davis (3)................................    22,513       *
      Ernest M. Hall, Jr.................................    40,000       *
      Katsuhiko Kobayashi................................        --       *
      Satoru Ohya (1).................................... 2,850,000    51.7
      Charles H. Still (3)...............................    22,513       *
      Thomas T. McEntire (4).............................    38,750       *
      R. Chaney & Partners III L.P. (5)..................   532,000     9.6
      Pebbleton Corporation, N.V. (6)....................   464,900     8.4
      Eagle Asset Management (7).........................   306,475     5.5
      Executive officers and directors as a group (8
       people)........................................... 3,303,776    60.0%

--------
*  Less than one percent.
(1) The shares indicated as beneficially owned by OYO Corporation are held directly by its wholly-owned subsidiary, OYO Corporation U.S.A. The address of OYO Corporation is Ichigaya Building 2-6, Kudan-kita 4-chome, Chiyoda-ku, Tokyo 102, Japan. The address of OYO Corporation U.S.A. is 7334 N. Gessner Road, Houston, Texas 77040. OYO Corporation and OYO Corporation U.S.A. share the voting and dispositive power of these shares. The shares indicated as beneficially owned by Mr. Ohya are the same shares owned directly by OYO Corporation U.S.A. and are included because of Mr. Ohya's affiliation with OYO Corporation. Mr. Ohya disclaims beneficial ownership of the shares of common stock owned by OYO Corporation U.S.A. within the meaning of Rule 13d-3 under the Exchange Act.
(2) Includes unexercised options to purchase 50,000 shares.
(3) Includes unexercised options to purchase 18,900 shares.
(4) Includes unexercised options to purchase 28,750 shares.
(5) Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2000, by R. Chaney & Partners IV L.P. ("Fund IV"), R. Chaney & Partners III L.P. ("Fund III"), R. Chaney Investments, Inc. ("Investments"), R. Chaney & Partners, Inc. ("Partners"), and Mr. Robert H. Chaney. According to this Schedule 13G, Fund IV, Investments and Mr. Chaney have the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, 149,000 shares. Fund III, Partners and Mr. Chaney have the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition of, 383,000 shares, and the address of each these entities is 909 Fannin, Suite 1275, Two Houston Center, Houston, Texas 77010-1006.
(6) Based solely on a Schedule 13D filed with the Securities and Exchange Commission on December 14, 1998. According to this Schedule 13D, these shares are beneficially owned by Pebbleton Corporation, N.V. and Mr. Issam
    M. Fares, the address of each of whom is Pietermaai 15, Curacao, Netherlands Antilles, and each of whom shares the voting and dispositive power of these shares.
(7) Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2001. According to this Schedule 13G/A, the address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

                      EXECUTIVE OFFICERS AND COMPENSATION

   Information regarding the named executive officers follows.

 Name                            Age                  Position
 ----                            --- -----------------------------------------
                                     Chairman of the Board, President and
 Gary D. Owens..................  54 Chief Executive Officer
                                     Senior Vice President and Chief Technical
 Michael J. Sheen...............  53 Officer
 Thomas T. McEntire.............  41 Chief Financial Officer

   Thomas T. McEntire joined the company as Chief Financial Officer in September of 1997. Mr. McEntire had been Financial Controller of APS Holding Corporation ("APS") since February 1995 and held other senior financial management positions since joining APS in 1990. Prior to joining APS, Mr. McEntire held various positions with Coopers & Lybrand L.L.P. from 1982 to 1990.

   Mr. Owens' and Mr. Sheen's backgrounds are described above under "Background of Nominees and Continuing Directors".

Summary of Compensation

   A summary of the compensation earned by the named executive officers in the fiscal years ended September 30, 2001, 2000 and 1999 follows.

                                    Annual           Long-Term
                                 Compensation   Compensation Awards
                                -------------- ---------------------
                                               Restricted   Shares
Name and Principal       Fiscal                  Stock    Underlying  Other (1)
Position                  Year   Salary  Bonus   Awards    Options   Compensation
------------------       ------  ------  ----- ---------- ---------- ------------
Gary D. Owens...........  2001  $200,000   --      --       30,000      $5,215
 Chairman of the Board,   2000   175,000   --      --       30,000       5,002
 President and CEO        1999   175,000   --      --       10,000       5,250
Michael J. Sheen........  2001   175,000   --      --       30,000       5,192
 Vice President and       2000   150,000   --      --       30,000       4,673
 Chief Technical Officer  1999   150,000   --      --       10,000       4,500
Thomas T. McEntire......  2001   150,000   --      --       20,000       4,442
 Chief Financial Officer  2000   125,000   --      --       20,000       3,894
                          1999   125,000   --      --        5,000       3,635

--------
(1) Other Compensation includes our contributions to defined contribution 401(k) retirement savings plans.

Stock Options

   Information regarding stock options granted to the named executive officers in fiscal 2001 follows.

                                                                         Potential
                                                                     Realizable Value
                                                                     at Assumed Annual
                                                                      Rates of Stock
                         Shares of   Percent of                            Price
                           Common      Total     Exercise            Appreciation for
                           Stock      Options     Price               Option Term (1)
                         Underlying   Granted      per               -----------------
Name                      Options   to Employees  Share   Expiration    5%      10%
----                     ---------- ------------ -------- ----------    --    --------
Gary D. Owens...........   30,000       32.1%     $17.94  11/10/2010 $338,471 $857,752
Michael J. Sheen........   30,000       32.1       17.94  11/10/2010  338,471  857,752
Thomas T. McEntire......   20,000       21.4       17.94  11/10/2010  225,647  571,835

--------
(1) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission's regulations. We do not represent that the common stock will appreciate at these assumed rates or at all.

   Information regarding unexercised options held by the named executive officers as of September 30, 2001, follows. None of the named executive officers exercised any options in fiscal 2001. The value of unexercised options is based on the $13.50 closing price of the common stock on September 28, 2001.

                               Number of Shares
                                  Underlying          Value of Unexercised
                                 Unexercised         In-The-Money Options at
                                  Options at           September 30, 2001
                              September 30, 2001 -------------------------------
Name                              (# shares)     Exercisable(1) Unexercisable(1)
----                          ------------------ -------------- ----------------
Gary D. Owens................       90,000             --              --
Michael J. Sheen.............       90,000             --              --
Thomas T. McEntire...........       55,000             --              --

--------
(1) None of the Options were "In-The-Money" at September 30, 2001.

Employment Agreements

   Messrs. Owens and Sheen have entered into employment agreements with the company. Mr. Owens' base annual salary is $200,000, and Mr. Sheen's base annual salary is $175,000. These salaries may be adjusted by the board of directors. Messrs. Owens and Sheen are entitled to participate in our 401(k) plan and any bonus plan the board of directors adopts and to receive certain other benefits and vacation. Pursuant to their employment agreements, each of Messrs. Owens and Sheen is entitled to receive the severance benefits described below upon termination of his employment unless the termination:

  .   results from his death, disability or retirement;

  .   is by the company for Cause; or

  .   is by the employee other than for Good Reason.

   "Cause" is defined to mean the employee's willful and continued failure to perform his duties after a demand for his performance of those duties or the employee's willfully engaging in gross misconduct materially and demonstrably injurious to the company. "Good Reason" is defined to mean a demotion, a reduction in base salary, a relocation of the employee's base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

   The severance benefits to which either Messr. Owens or Sheen would be entitled on termination include:

  .   his salary through the date of termination;

  . twice his base salary and pro-rated bonus for the fiscal year of termination;

  . any relocation and indemnity payments to which he is entitled and any costs and legal fees incurred in connection with any dispute over his employment agreement; and

  . a gross-up for any applicable "excess parachute payment" tax imposed by the Internal Revenue Code of 1986.

   In connection with these employment agreements, each of Messrs. Owens and Sheen has agreed that he will not disclose or misappropriate any confidential information of the company.

Compensation Committee Interlocks and Insider Participation

   The compensation committee comprises Dr. Thomas L. Davis, Ph.D., and Mr. Charles H. Still. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the company. Fulbright & Jaworski L.L.P. also provides legal services to OYO Corporation and to OYO U.S.A. and its affiliates. Mr. Still also serves as Secretary of the company.

Compensation Committee Report on Executive Compensation

   Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company's successful financial performance and for increasing stockholder value. We provide compensation and incentives through a combination of salaries, annual performance bonuses and long-term incentive stock-based awards.

 Base Annual Salaries

   Before the company's initial public offering in 1997, and before the formation of the compensation committee, the company entered into employment agreements with Messrs. Owens and Sheen as described under "--Employment Agreements" above. The compensation levels reflected in those employment agreements were established in July 1997 by negotiations among Messrs. Owens and Sheen, before they joined the company, and representatives of OYO U.S.A., the company's sole stockholder at that time.

   The base annual salaries of the company's named executive officers for fiscal 2001 were as follows.

   Mr. Owens, Chief Executive Officer................................. $200,000
   Mr. Sheen, Chief Technical Officer.................................  175,000
   Mr. McEntire, Chief Financial Officer..............................  150,000

   The compensation committee has the authority to adjust these base salaries; however, the employment agreements described above require that Messrs. Owens' and Sheen's base salaries not be reduced from the base amounts set forth above. For fiscal 2001, we approved an increase in Messrs. Owens', Sheens' and McEntire's base annual salaries, each in the amount of $25,000, in recognition of each of their contributions to the company in fiscal 2000.

 Annual Performance Bonuses

   In November 2000, management recommended to the board of directors, and the board of directors adopted, a comprehensive, company-wide cash bonus compensation plan for all employees for the fiscal year 2001. The cash bonus plan set forth various targets and criteria for each of the company's operating subsidiaries based on the financial results of the subsidiary and established a cash bonus for each employee of the subsidiaries that met those targets. The financial targets were designed to provide incentives for the employees of each subsidiary to work as a team to improve our financial results.

   As allowed by the fiscal 2001 bonus plan, the executive officers of the company were eligible to receive a minor bonus award as a result of the company's profitable results in fiscal 2001. Because the company's fiscal 2001 financial results were below the expectations of the executive officers, each executive officer declined his allocated annual performance bonus.

 Long-Term Stock-Based Compensation

   We also believe that long-term incentive compensation is an important component of the company's compensation program and that the value of this compensation should be directly related to increases in stockholder value. Therefore, in addition to base salaries and annual performance bonuses, the executive officers participate in the company's 1997 Key Employee Stock Option Plan, which allows the company to grant long-term incentive compensation to its executive officers in the form of stock options and restricted stock awards. These options and restricted stock awards typically vest 25% per year over four years and are therefore intended to compensate executive officers for long-term appreciation in the market value of the common stock.

   In connection with the company's initial public offering in November 1997, the company granted options to purchase stock and restricted stock to the executive officers. The amounts of these options and restricted stock were determined before the initial public offering by negotiations among Mr. Owens and representatives of

OYO U.S.A. Options granted at the time of the initial public offering have an exercise price of $14 per share, which is equal to the initial public offering price, and vest over four years.

   In November 2000, we recommended to the board of directors, and the board of directors approved, the grant of an option to purchase 30,000 shares to each of Messrs. Owens and Sheen and an option to purchase 20,000 shares to Mr. McEntire. These options have exercise prices of $17.94 and also vest over four years.

 Applicable Tax Code Provision

   The compensation committee has reviewed the potential consequences for the company of Section 162(m) of the Internal Revenue Code, which limits the tax deduction the company can claim for annual compensation in excess of $1 million to certain executives. This limit did not impact the company in fiscal 2001 and is not expected to impact the company in fiscal 2002.

                                          Dr. Thomas L. Davis, Ph.D.
                                          Mr. Charles H. Still

Common Stock Performance Comparisons

   The following graphs compare the performance of the common stock with the performance of the Russell 2001 index and the Standard & Poor's Oil & Gas (Drilling & Equipment) index from our initial public offering through the end of fiscal 2001.



[Graph]

                            11/21/1997 9/30/1998 9/30/1999 9/30/2000 9/30/2001
                            ---------- --------- --------- --------- ---------
   OYOG....................    100        113        78       179        96
   Russell 2000............    100         85       101       124        98
   S&P Oil & Gas (Drilling
    & Equipment)...........    100         56        75       105        57

   These graphs assume $100 invested (a) at our initial public offering price but as of the date on which the common stock became registered under Section 12 of the Securities Exchange Act, (b) in the stocks comprising the Russell 2000 index on that day and (c) in the stocks comprising the Standard & Poor's Oil & Gas (Drilling & Equipment) index that day. Reinvestment of all dividends on stocks comprising the two indices is assumed.

   The foregoing graphs are based on historical data and are not necessarily indicative of future performance. These graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under that act.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

   Mr. Ohya, a director of the company, is President of OYO Corporation and Chairman of the Board of OYO U.S.A. and holds other offices of subsidiaries of OYO U.S.A. Mr. Kobayashi, also a director of the company, is a Managing Director of OYO Corporation. Mr. Kobayashi also holds offices with many subsidiaries of OYO U.S.A. Mr. Hall, also a director of the company, is the President of OYO U.S.A. Mr. Still, also a director of the company, is the Secretary of OYO U.S.A. and also serves in that position with respect to most of the subsidiaries of OYO U.S.A. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the company.

   In fiscal 2001, we purchased printheads for our thermal plotters from OYO Corporation pursuant to a Printhead Purchase Agreement that we entered into with OYO Corporation before our initial public offering. OYO Corporation had in turn purchased the printheads primarily from another Japanese corporation and, to a lesser extent, from two other Japanese corporations. For its service and assistance in these transactions, pursuant to the Printhead Purchase Agreement, OYO Corporation marked up its cost for these printheads by five percent in reselling them to us. We believe that by purchasing the printheads through OYO Corporation, we receive a more favorable price for the printheads than we could obtained if we were to negotiate directly for their purchase. We intend to continue purchasing printheads from OYO Corporation pursuant to this arrangement in future periods.

   Pursuant to a Master Sales Agreement that we entered into with OYO Corporation before our initial public offering, we and OYO Corporation purchase products from one another at scheduled discounts of 5 to 20 percent off the seller's list prices. In fiscal 2001, we sold approximately $0.2 million in goods to OYO Corporation and its affiliates and purchased approximately $1.7 million in goods from OYO Corporation (including the products covered by the Printhead Purchase Agreement).

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   PricewaterhouseCoopers LLP served as the company's principal independent public accountants for the 2001 fiscal year and has been selected to serve for the 2002 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the company's annual financial statements for the 2001 fiscal year, and the reviews of the financial statements included in the company's Forms 10-Q for the 2001 fiscal year, were $127,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by the company's principal accountants for the fiscal year 2001.

All Other Fees

   The aggregate fees billed for services rendered by the company's principal accountants, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2001 were $7,000. We have received services from our principal accountants, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2001 for which we have not yet been billed; we expect that such fees will not exceed $30,000.

Compatibility of Certain Fees with Independent Accountants' Independence

   The Audit Committee has considered whether the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the company's principal accountants' independence.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's officers, directors and persons who own more than 10% of a registered class of the company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the company with copies of all Section 16(a) reports they file.

   Based solely on a review of reports on those filings furnished to the company and written representations from reporting persons that no additional reports were required, the company believes that during the fiscal year ended September 30, 2001, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them.

               PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

   Any proposals of holders of common stock intended to be presented at the annual meeting of stockholders of the company to be held in 2003 must be received by the company at its principal executive offices, 12750 S. Kirkwood, Suite 200, Stafford, Texas 77477, no later than September 27, 2002 to be included in the proxy statement and form of proxy relating to that meeting.

   The cost of solicitation of proxies in the accompanying form will be paid by the company. In addition to solicitation by use of the mails, the directors, officers or employees of the company may solicit the return of proxies by telephone, telecopy or in person.

                            OYO Geospace Corporation

                     PROXY--ANNUAL MEETING OF STOCKHOLDERS
                               February 27, 2002

          This Proxy is solicited on behalf of the Board of Directors

  The undersigned holder of Common Stock of OYO Geospace Corporation ("OYOG") hereby appoints Thomas L. Davis and Charles H. Still, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of OYOG to be held at 9:00 a.m. on Wednesday, the 27th of February 2002, in the Searls Room at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

  Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

                   (continued and to be signed on other side)
ELECTION OF DIRECTORS:

  FOR all of the nominees              WITHHOLD AUTHORITY   [_]
  listed below   [_]                   to vote for election of directors
  (except as indicated to
  the contrary below)

             NOMINEES: Thomas L. Davis, Ph.D., Ernest M. Hall, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

  In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named above, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors.

                                            -----------------------------------
                                            -----------------------------------

                                            Signature of Stockholder(s)

                                            Please sign your name exactly as
                                            it appears hereon. Joint owners
                                            must each sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title as such.

                                            Date ______________________________